Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Funko, Inc. 2019 Incentive Award Plan of our report dated March 7, 2024, with respect to the consolidated financial statements and financial statement schedule listed in Item 15(a)(2) of Funko, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.
/s/ Ernst & Young LLP

Seattle, Washington
March 13, 2025